Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

          New York                                             16-1057879
         (Jurisdiction of incorporation                     (I.R.S. Employer
          or organization if not a U.S.                     Identification No.)
          national bank)

          140 Broadway, New York, N.Y.                        10005-1180
          (212) 658-1000                                      (Zip Code)
          (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                        AMERICAN CORPORATE ACCRUALS, INC.
               (Exact name of obligor as specified in its charter)

              New Jersey                                         22-3327255
              (State or other jurisdiction                    (I.R.S. Employer
              of incorporation or organization)              Identification No.)

              c/o Rickel Securities, Inc.
              45 Essex Street
              Milburn, NJ                                         07041
              (201) 379-0300                                      (Zip Code)
              (Address of principal executive offices)

                  AMERICAN CORPORATE ACCRUAL RECEIPTS, SERIES 1
                         (Title of Indenture Securities)

                                     General

Item 1. General Information.
        --------------------
                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.
        --------------------------
                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.
          -----------------
Exhibit
-------
T1A(i)              *        -       Copy of the Organization Certificate of
                                     Marine Midland Bank.

T1A(ii)             *        -       Certificate of the State of New York
                                     Banking Department dated December 31,
                                     1993 as to the authority of Marine Midland
                                     Bank to commence business.

T1A(iii)                     -       Not applicable.

T1A(iv)             *        -       Copy of the existing By-Laws of Marine
                                     Midland Bank as adopted on January 20,
                                     1994.

T1A(v)                       -       Not applicable.

T1A(vi)             *        -       Consent of Marine Midland Bank required
                                     by Section 321(b) of the Trust Indenture
                                     Act of 1939.

T1A(vii)                     -       Copy of the latest report of condition of
                                     the trustee (June 30, 1997), published
                                     pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                    -       Not applicable.

T1A(ix)                      -       Not applicable.

* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of September, 1997.

                                                             MARINE MIDLAND BANK

                                                        By: /s/ ROBERT A. CONRAD
                                                            --------------------
                                                                Robert A. Conrad
                                                                  Vice President

                                                               EXHIBIT T1A (VII)

                              Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                              Federal Deposit Insurance Corporation
                              OMB Number: 3064-0052

                              Office of the Comptroller of the Currency
                              OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires March 31, 1999
--------------------------------------------------------------------------------
                                                                            ----
                                                                             1
                                                                            ----
This financial information has not been reviewed, or confirmed for accuracy or relevance, by the federal reserve system.
                                                           Please refer to page
                                                           i, Table of Contents,
                                                           for the required
                                                           disclosure of
                                                           estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1997

                                                                        (950630)
                                                                    ------------
                                                                     (RCRI 9999)

This report is required by law; 12 U.S.C. ss.324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli- dated foreign subsidiaries, or International Banking Facilities.
--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
-----------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

     /s/ Gerald A. Ronning
-----------------------------------------------
Signature of Officer Authorized to Sign Report

       7/25/97
-----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ James H. Cleave
---------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
---------------------------------------
Director (Trustee)

   /s/ Malcolm Burnett
---------------------------------------
Director (Trustee)

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------

FDIC Certificate Number           0   0    5    8    9
                                 -------- ---- ---- ---
                                      (RCRI 9030)

                NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
     Name of Bank                City

in the state of New York, at the close of business
June 30, 1997

ASSETS

                 Thousands
                 of dollars

Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin....................................            $ 1,044,050
   Interest-bearing balances ...........................              2,065,434
   Held-to-maturity securities..........................              0
   Available-for-sale securities........................              3,576,879

   Federal funds sold and securities purchased
   under agreements to resell............................             3,311,653

Loans and lease financing receivables:

   Loans and leases net of unearned
   income................................................            20,801,413
   LESS: Allowance for loan and lease
   losses................................................            429,338
   LESS: Allocated transfer risk reserve ................            0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................             20,372,075
   Trading assets.......................................             982,806
   Premises and fixed assets (including
   capitalized leases)..................................             221,952

Other real estate owned.................................             8,293
Investments in unconsolidated
subsidiaries and associated companies...................             0
Customers' liability to this bank on
acceptances outstanding.................................             26,490
Intangible assets.......................................             495,034
Other assets............................................             530,288
Total assets............................................             32,634,954


LIABILITIES

Deposits:

   In domestic offices..................................             20,705,098

   Noninterest-bearing..................................              4,382,353

   Interest-bearing....................................              16,322,745

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................             3,458,100

   Noninterest-bearing..................................             0
   Interest-bearing.....................................             3,458,100

Federal funds sold and securities purchased
   under agreements to resell...........................             3,784,599
Demand notes issued to the U.S. Treasury                             300,000
Trading Liabilities.....................................             169,194

Other borrowed money:
   With a remaining maturity of one year
   or less..............................................             878,716
   With a remaining maturity of more than
   one year through three years.........................             133,670
   With a remaining maturity of more than
   three years..........................................             112,907
Bank's liability on acceptances
executed and outstanding................................             26,490
Subordinated notes and debentures.......................             497,648
Other liabilities.......................................             336,900
Total liabilities.......................................             30,403,322
Limited-life preferred stock and
related surplus.........................................             0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................             0
Common Stock............................................             205,000
Surplus.................................................             1,983,530
Undivided profits and capital reserves..................             38,878
Net unrealized holding gains (losses)
on available-for-sale securities........................             4,224
Cumulative foreign currency translation
adjustments.............................................             0
Total equity capital....................................             2,231,632
Total liabilities, limited-life
preferred stock, and equity capital.....................             32,634,954